Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Hugh Suhr
(404) 827-6714	(404) 827-6813
For Immediate Release
October 16, 2015

SunTrust Reports Third Quarter 2015 Results
Results Marked By Higher Net Interest Income, Improved Efficiency, and Strong Asset Quality
Capital and Liquidity Position Remain Robust

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $519 million, or $1.00 per average common diluted share. This compares to $0.89 per share in the prior quarter and $1.06 and $0.81 per share in the third quarter of 2014, on a reported and adjusted basis, respectively. The current quarter was favorably impacted by $0.07 per share in discrete tax benefits and $0.04 per share in recoveries related to the resolution of previous mortgage matters. Earnings per share, when excluding the net $0.11 per share benefit of these items, grew 10% compared to the adjusted level a year ago.

For the first nine months of 2015, earnings per share were $2.67 compared to $2.51 per share for the same period last year. Prior year earnings included a $0.16 per share net benefit related to a tax item and the gain on sale of RidgeWorth, partially offset by the resolution of specific legacy mortgage-related matters.

“SunTrust delivered solid earnings performance in the third quarter, driven by continued loan and deposit growth, improved efficiency, and strong asset quality trends,” said William H. Rogers, Jr., chairman and chief executive officer of SunTrust Banks, Inc. “Our fundamentals are strong and, despite the challenging operating environment, I am confident in our ability to deliver further value to our clients and shareholders as we continue to execute against our key strategies.”

Third Quarter 2015 Financial Highlights
Income Statement

•	Net income available to common shareholders was $519 million, or $1.00 per average common diluted share.

◦	Third quarter 2015 earnings included $0.07 per share in discrete tax benefits and $0.04 per share in benefits related to the resolution of certain legacy mortgage matters.

◦
Excluding the total $0.11 per share benefit from these items, earnings per share grew 10% compared to adjusted earnings per share of $0.81 in the third quarter of 2014. This growth was driven by higher capital markets and mortgage-related income and a decline in the provision for loan losses, as a result of continued improvements in asset quality.

•	Total revenues declined slightly compared to the prior quarter, as higher net interest income was offset by lower noninterest income.

◦	Net interest income grew 4% sequentially due to an 8 basis point increase in the net interest margin and one additional day in the quarter.

◦	Noninterest income declined sequentially, primarily driven by lower capital markets-related income given the record performance in the prior quarter.

•
Noninterest expense declined 5% sequentially, primarily driven by lower employee compensation and benefits costs, as well as the recognition of discrete recoveries related to previous mortgage matters in the third quarter of 2015.

•	The efficiency and tangible efficiency ratios in the current quarter were 61.4% and 61.0%, respectively, and were 63.2% and 62.8%, respectively, on a year-to-date basis.

Balance Sheet

•
Average loan balances were relatively stable as growth in mortgage and consumer direct loans was offset by continued paydowns in commercial loans and lower consumer indirect loans, as a result of the $1.0 billion indirect auto securitization completed in the latter part of the second quarter.

◦	Total loans as of September 30, 2015, grew $1.0 billion, or 1%, compared to June 30, 2015 with growth occurring across most portfolios.

•	Average client deposits increased 2% sequentially and 10% compared to the third quarter of 2014. The continued growth in deposits was used to further pay down higher-cost wholesale borrowings.

Capital

•
Estimated capital ratios continue to be well above regulatory requirements. The Common Equity Tier 1 ratio and Tier 1 capital ratios were estimated to be 9.9% and 10.6%, respectively, as of September 30, 2015, on a fully phased-in basis.

•	During the quarter, the Company repurchased $175 million of common stock per its 2015 capital plan.

•	Book value per share was $43.65, and tangible book value per share was $31.75, up 3% and 4%, respectively, compared to June 30, 2015.

Asset Quality

•	Asset quality continued to improve, as nonperforming loans declined 4% from the prior quarter and represented 0.35% of total loans at September 30, 2015.

•
Net charge-offs for the current quarter were $71 million, representing 0.21% of average loans on an annualized basis, declining from $87 million in the prior quarter and $128 million in the third quarter of 2014.

•
The provision for credit losses increased $6 million compared to the prior quarter, but decreased $61 million compared to the third quarter of 2014, driven by the continued improvement in overall asset quality.

•
At September 30, 2015, the allowance for loan and lease losses to period-end loans ratio was 1.34%, 5 basis points lower than the prior quarter, as a result of the continued improvement in overall asset quality.

Presented on a fully taxable-equivalent basis
Income Statement (Dollars in millions, except per share data)	3Q 2014	2Q 2015	3Q 2015
Net income available to common shareholders	$563	$467	$519
Earnings per average common diluted share	1.06	0.89	1.00
Adjusted earnings per average common diluted share [1]	0.81	0.89	1.00
Total revenue	2,031	2,077	2,058
Net interest income	1,251	1,203	1,247
Provision for credit losses	93	26	32
Noninterest income	780	874	811
Noninterest expense	1,259	1,328	1,264
Net interest margin	3.03%	2.86%	2.94%

Balance Sheet (Dollars in billions)
Average loans	$130.7	$132.8	$132.8
Average consumer and commercial deposits	132.2	142.9	145.2

Capital
Capital ratios at period end [2] :
Tier 1 capital (transitional)	N/A	10.79%	10.85%
Common Equity Tier 1 ("CET1") (transitional)	N/A	9.93%	10.00%
Common Equity Tier 1 ("CET1") (fully phased-in)	N/A	9.76%	9.88%
Total average shareholders’ equity to total average assets	12.10%	12.34%	12.42%

Asset Quality
Net charge-offs to average loans (annualized)	0.39%	0.26%	0.21%
Allowance for loan and lease losses to period-end loans	1.49%	1.39%	1.34%
Nonperforming loans to total loans	0.58%	0.36%	0.35%
1 See page 23 for non-U.S. GAAP reconciliation
2 Current period Tier 1 capital and CET1 ratios are estimated as of the date of this news release. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015.

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.1 billion for the current quarter, a decrease of $19 million compared to the prior quarter. The decrease was primarily driven by a decline in capital markets-related income, compared to record performance in the prior quarter, partially offset by higher net interest income. Compared to the third quarter of 2014, total revenue increased $27 million, driven primarily by higher capital markets-related income, mortgage-related income, and gains on the sale of investment securities, partially offset by lower service charges.
For the nine months ended September 30, 2015, total revenue was $6.1 billion, a decline of $134 million compared to the first nine months of 2014. The decline was driven by the $105 million gain on sale of RidgeWorth during 2014 (and associated foregone revenue) and a decline in net interest income. This was partially offset by growth in capital markets and mortgage-related income, in addition to higher securities gains.

Net Interest Income
Net interest income was $1.2 billion for the current quarter, an increase of $44 million compared to the prior quarter. The increase was primarily due to lower premium amortization expense in the securities portfolio, a decline in long-term debt, and higher commercial loan-related swap income, each a result of continued balance sheet management efforts. Compared to the third quarter of 2014, the $4 million decline in net interest income was driven by lower earning asset yields, almost entirely offset by growth in average earning assets and lower wholesale funding.
Net interest margin for the current quarter was 2.94%, compared to 2.86% in the prior quarter and 3.03% in the third quarter of 2014. The 8 basis point increase compared to the prior quarter was largely driven by the same factors impacting the sequential quarter increase in net interest income discussed above. The 9 basis point decline in net interest margin compared to the third quarter of 2014 was due primarily to 9 and 23 basis point declines in loan and investment securities yields, respectively, driven largely by the persistent low interest rate environment. The declines in earning asset yields were partially offset by a 6 basis point decline in rates paid on interest-bearing liabilities, as a result of the decline in long-term debt.
For the nine months ended September 30, 2015, net interest income was $3.6 billion, a $109 million decrease compared to the first nine months of 2014. The net interest margin was 2.88% for the first nine months of 2015, a 23 basis point decline compared to the same period in 2014. The declines in both net interest income and net interest margin were driven by the same factors that impacted the year-over-year comparisons discussed above.
Noninterest Income
Noninterest income was $811 million for the current quarter, compared to $874 million for the prior quarter and $780 million for the third quarter of 2014. The $63 million decrease from the prior quarter was primarily related to lower capital markets-related income given the record performance in the second quarter of 2015. Compared to the third quarter of 2014, noninterest income increased $31 million, driven primarily by higher investment banking and mortgage-related income, along with higher gains on the sale of investment securities.
Investment banking income was $115 million for the current quarter, compared to $145 million in the prior quarter and $88 million in the third quarter of 2014. Despite the challenging market conditions during the quarter, investment banking income remained strong across most product categories, with the only notable declines occurring in high yield and equity origination. Compared to the third quarter of 2014, the 31% growth was driven by increases across most product areas.
Trading income was $31 million for the current quarter, compared to $54 million in the prior quarter and $46 million in the third quarter of 2014. Both the sequential quarter and prior year declines were driven by market conditions in the third quarter of 2015, which was marked by wider credit spreads and increased volatility, resulting in pricing pressure and lower client activity.
Mortgage production-related income for the current quarter was $58 million, compared to $76 million for the prior quarter and $45 million for the third quarter of 2014. The sequential quarter decrease was primarily due to a decline in closed loan production volume and lower gain-on-sale margins. The increase compared to the third quarter of 2014 was driven by higher mortgage production volume and higher gain-on-sale margins. Mortgage production volume declined 5% compared to the prior quarter and increased 36% compared to the third quarter of 2014.
Mortgage servicing income was $40 million for the current quarter, compared to $30 million in the prior quarter and $44 million in the third quarter of 2014. The sequential increase was driven by higher servicing fees, as a result of a larger servicing portfolio, and a decline in servicing asset decay expense. Compared to the third quarter of 2014, the decline was due to higher decay and lower net hedge performance in the current quarter, partially offset by higher servicing fees as a result of a larger servicing portfolio. The servicing portfolio was $149 billion at September 30, 2015, compared to $136 billion at September 30, 2014, driven by portfolio acquisitions.

Trust and investment management income was $86 million for the current quarter, compared to $84 million in the prior quarter and $93 million in the third quarter of 2014. The $7 million decline compared to the prior year was largely due to a decline in assets under management.
Other noninterest income was $58 million for the current quarter, compared to $52 million for both the prior quarter and the third quarter of 2014. The increase compared to both periods was primarily due to higher leasing-related income. Securities gains of $7 million and $14 million were recognized in the current and prior quarter, respectively, as a result of a slight repositioning of the securities portfolio, compared to a $9 million loss in the prior year.
For the nine months ended September 30, 2015, noninterest income was $2.5 billion, a decrease of $25 million compared to the first nine months of 2014. The decline was due to the gain on the sale of RidgeWorth and associated foregone revenue, partially offset by higher investment banking and mortgage-related income, as well as growth in other noninterest income categories and higher gains from the sale of securities.
Noninterest Expense
Noninterest expense was $1.3 billion in the current quarter, a decline of $64 million compared to the prior quarter and stable compared to the prior year. The sequential decline was primarily due to lower employee compensation and benefits costs, as well as the recognition of discrete recoveries as a result of the resolution of previous mortgage matters.
Employee compensation and benefits expense was $725 million in the current quarter, compared to $756 million in the prior quarter and $730 million in the third quarter of 2014. The sequential decrease of $31 million was due to lower incentive compensation (given higher expense in the prior quarter due to business performance), lower employee medical benefit costs, and a seasonal decline in FICA and 401(k) costs.
Operating losses were $3 million in the current quarter, compared to $16 million in the prior quarter and $29 million in the third quarter of 2014. The declines were primarily due to the aforementioned recoveries.
Outside processing and software expense was $200 million in the current quarter, compared to $204 million in the prior quarter and $184 million in the third quarter of 2014. The $16 million increase compared to third quarter of 2014 was due to the higher utilization of third party services as well as increased investments in technology.
Marketing and customer development expense was $42 million in the current quarter, compared to $34 million in the prior quarter and $35 million in the third quarter of 2014. The increase over both the prior quarter and prior year was due to higher advertising costs.
Other noninterest expense was $126 million in the current quarter, compared to $149 million in the prior quarter and $120 million in the third quarter of 2014. The $23 million sequential decline was driven primarily by the aforementioned recoveries and a lease impairment charge recognized in the prior quarter. In addition, debt extinguishment costs (net of related hedges) of $11 million and $14 million were recognized in the current and prior quarter, respectively.
For the nine months ended September 30, 2015, noninterest expense was $3.9 billion compared to $4.1 billion for the first nine months of 2014. The $262 million decrease was driven by a decline in mortgage-related operating losses and affordable housing impairment charges recognized in 2014, the decline in RidgeWorth-related expenses, and the continued focus on expense management. These declines were partially offset by $24 million of debt extinguishment charges (net of related hedges) during 2015.

Income Taxes
For the current quarter, the Company recorded an income tax provision of $187 million, compared to $202 million for the prior quarter and $67 million for the third quarter of 2014. The effective tax rate for the current quarter was approximately 26%, compared to approximately 29% in the prior quarter, and approximately 10% in the third quarter of 2014. The effective tax rates in the current and prior quarters were favorably impacted by $35 million and $15 million in discrete income tax items, respectively, while the third quarter of 2014 included a $130 million tax benefit as a result of the completion of a tax authority examination.
Balance Sheet
At September 30, 2015, the Company had total assets of $187.0 billion and total shareholders’ equity of $23.7 billion, representing 13% of total assets. Book value per share was $43.65 and tangible book value per share was $31.75, up 3% and 4%, respectively, compared to June 30, 2015, due to growth in retained earnings and an increase in accumulated other comprehensive income (AOCI).
Loans
Average performing loans were $132.4 billion for the current quarter, a slight increase from the prior quarter. Sequential quarter growth in nonguaranteed residential mortgages and consumer direct loans of $630 million and $410 million, respectively, was offset by declines in C&I loans, consumer indirect loans, and home equity products of $474 million, $316 million, and $276 million, respectively.
Compared to the third quarter of 2014, average performing loans increased $2.5 billion, or 2%, with growth concentrated in C&I and consumer direct loans. This growth was partially offset by declines in home equity products, consumer indirect, and guaranteed student loans.
The sequential and prior year decline in average consumer indirect loans was primarily due to the securitization of approximately $1 billion of indirect auto loans in the latter part of the second quarter of 2015.
Total loans at September 30, 2015, were $133.6 billion, up $1 billion compared to June 30, 2015, driven largely by growth in consumer and mortgage loans.
Deposits
Average client deposits for the current quarter were $145.2 billion, compared to $142.9 billion in the prior quarter and $132.2 billion in the third quarter of 2014. Sequentially, average client deposits increased 2% due to a $1.4 billion, or 4%, increase in NOW account balances and a $1.5 billion, or 3%, increase in money market account balances. Partially offsetting this growth in lower-cost deposits was a $0.4 billion, or 3%, decline in time deposits. Compared to the third quarter of 2014, average client deposits increased 10%, driven by increases in lower-cost deposits, partially offset by a $1.3 billion, or 12%, decrease in time deposits.
Capital and Liquidity
The Company’s estimated capital ratios were well above current regulatory requirements with Common Equity Tier 1 and Tier 1 capital ratios at an estimated 9.9% and 10.6%, respectively, at September 30, 2015, on a fully phased-in basis. The ratios of average total equity to average total assets and tangible equity to tangible assets were 12.42% and 9.71%, respectively, at September 30, 2015. The Company continues to have substantial available liquidity in the form of cash, high-quality government-backed or government-sponsored securities, and other available contingency funding sources.
During the third quarter, the Company declared a common stock dividend of $0.24 per common share and repurchased $175 million of its outstanding common stock. Per its 2015 capital plan, the Company currently expects to repurchase approximately $525 million of additional common stock over the next three quarters.

Asset Quality
Total nonperforming assets were $532 million at September 30, 2015, down 19% compared to the prior quarter and down 43% compared to the third quarter of 2014. During the third quarter, the Company sold $92 million of nonperforming mortgage loans from held for sale and recognized a gain in other noninterest income of $10 million. At September 30, 2015, the percentage of nonperforming loans to total loans was 0.35%, compared to 0.36% at June 30, 2015, and 0.58% at September 30, 2014. Other real estate owned totaled $62 million, a 14% decrease from the prior quarter and a 45% decrease from the third quarter of 2014.
The provision for credit losses in the third quarter was $32 million, an increase of $6 million from the prior quarter due to loan growth and a decrease of $61 million from the third quarter of 2014 driven by the continued improvement in asset quality and lower net charge-offs. Net charge-offs were $71 million during the current quarter, a decrease of $16 million and $57 million compared to the prior quarter and the third quarter of 2014, respectively. The ratio of annualized net charge-offs to total average loans was 0.21% during the current quarter, compared to 0.26% during the prior quarter and 0.39% during the third quarter of 2014.
At September 30, 2015, the allowance for loan and lease losses was $1.8 billion, which represented 1.34% of total loans, a decline of $48 million, or 5 basis points, from June 30, 2015. The allowance for credit losses declined $39 million, as the $48 million decline in the allowance for loan and lease losses was partially offset by a $9 million increase in the reserve for unfunded commitments. The decline in the allowance was due to the continued improvement in overall asset quality during the quarter.
Early stage delinquencies increased 11 basis points from the prior quarter to 0.61% at September 30, 2015. Excluding government-guaranteed loans, early stage delinquencies were 0.31%, up 6 basis points from the prior quarter.
Accruing restructured loans totaled $2.6 billion and nonaccruing restructured loans totaled $182 million at September 30, 2015, of which $2.5 billion were residential loans, $130 million were consumer loans and $86 million were commercial loans.

OTHER INFORMATION
Business Segment Results
The Company has included business segment financial tables as part of this release. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on October 16, 2015, at 9:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 8:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 3Q15). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q15). A replay of the call will be available approximately one hour after the call ends on October 16, 2015, and will remain available until November 16, 2015, by dialing 1-888-562-7623 (domestic) or 1-402-220-6504 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of October 16, 2015, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding potential future share repurchases, and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2014	Change [4]	2015	2014	Change
EARNINGS & DIVIDENDS
Net income	$537	$576	(7)%	$1,449	$1,380	5%
Net income available to common shareholders	519	563	(8)	1,396	1,343	4
Adjusted net income available to common shareholders [1]	519	433	20	1,396	1,262	11
Total revenue - FTE [1,2]	2,058	2,031	1	6,128	6,262	(2)
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,058	2,031	1	6,128	6,157	—
Net income per average common share:
Diluted	1.00	1.06	(6)	2.67	2.51	6
Adjusted diluted [1]	1.00	0.81	23	2.67	2.35	14
Basic	1.01	1.07	(6)	2.70	2.54	6
Dividends paid per common share	0.24	0.20	20	0.68	0.50	36
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$188,341	$183,433	3%	$188,635	$180,098	5%
Earning assets	168,334	163,688	3	168,325	160,491	5
Loans	132,837	130,747	2	133,000	130,010	2
Intangible assets including MSRs	7,711	7,615	1	7,596	7,632	—
MSRs	1,352	1,262	7	1,243	1,249	—
Consumer and commercial deposits	145,226	132,195	10	142,869	130,369	10
Brokered time and foreign deposits	1,010	1,624	(38)	1,125	1,841	(39)
Total shareholders’ equity	23,384	22,191	5	23,266	21,972	6
Preferred stock	1,225	725	69	1,225	725	69
Period End Balances:
Total assets				187,036	186,818	—
Earning assets				168,555	165,434	2
Loans				133,560	132,151	1
Allowance for loan and lease losses ("ALLL")				1,786	1,968	(9)
Consumer and commercial deposits				145,337	135,077	8
Brokered time and foreign deposits				1,034	1,430	(28)
Total shareholders’ equity				23,664	22,269	6
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.13%	1.25%	(10)%	1.03%	1.02%	1%
Return on average common shareholders’ equity	9.30	10.41	(11)	8.47	8.45	—
Return on average tangible common shareholders' equity [1]	12.84	14.59	(12)	11.73	11.92	(2)
Net interest margin [2]	2.94	3.03	(3)	2.88	3.11	(7)
Efficiency ratio [2]	61.44	62.03	(1)	63.19	66.01	(4)
Tangible efficiency ratio [1,2]	60.99	61.69	(1)	62.82	65.79	(5)
Effective tax rate	26	10	NM	29	21	38
Basel III capital ratios at period end (transitional) [3]:
CET1				10.00%	N/A
Tier 1 capital				10.85	N/A
Total capital				12.70	N/A
Leverage				9.65	N/A
Basel III fully phased-in CET1 ratio [3]				9.88	N/A
Basel I capital ratios at period end [3]:
Tier 1 common				N/A	9.63%
Tier 1 capital				N/A	10.54
Total capital				N/A	12.32
Tier 1 leverage				N/A	9.51
Total average shareholders’ equity to total average assets	12.42	12.10	3	12.33	12.20	1
Tangible equity to tangible assets [1]				9.71	8.94	9

Book value per common share				$43.65	$40.85	7
Tangible book value per common share [1]				31.75	29.21	9
Market capitalization				19,659	20,055	(2)
Average common shares outstanding:
Diluted	518,677	533,230	(3)	522,634	535,222	(2)
Basic	513,010	527,402	(3)	516,970	529,429	(2)
Full-time equivalent employees				24,124	25,074	(4)
Number of ATMs				2,142	2,192	(2)
Full service banking offices				1,406	1,454	(3)

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Current period capital ratios are estimated as of the earnings release date. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015 and Basel I capital ratios are N/A in periods ending subsequent to January 1, 2015.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30	June 30	March 31	December 31	September 30
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2015	2015	2014	2014
EARNINGS & DIVIDENDS
Net income	$537	$483	$429	$394	$576
Net income available to common shareholders	519	467	411	378	563
Adjusted net income available to common shareholders [1]	519	467	411	466	433
Total revenue - FTE [1,2]	2,058	2,077	1,992	2,043	2,031
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,058	2,077	1,992	2,043	2,031
Net income per average common share:
Diluted	1.00	0.89	0.78	0.72	1.06
Adjusted diluted [1]	1.00	0.89	0.78	0.88	0.81
Basic	1.01	0.90	0.79	0.72	1.07
Dividends paid per common share	0.24	0.24	0.20	0.20	0.20
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$188,341	$188,310	$189,265	$188,341	$183,433
Earning assets	168,334	168,461	168,179	167,227	163,688
Loans	132,837	132,829	133,338	133,438	130,747
Intangible assets including MSRs	7,711	7,572	7,502	7,623	7,615
MSRs	1,352	1,223	1,152	1,272	1,262
Consumer and commercial deposits	145,226	142,851	140,476	136,892	132,195
Brokered time and foreign deposits	1,010	1,118	1,250	1,399	1,624
Total shareholders’ equity	23,384	23,239	23,172	22,754	22,191
Preferred stock	1,225	1,225	1,225	1,024	725
Period End Balances:
Total assets	187,036	188,858	189,881	190,328	186,818
Earning assets	168,555	168,499	168,269	168,678	165,434
Loans	133,560	132,538	132,380	133,112	132,151
ALLL	1,786	1,834	1,893	1,937	1,968
Consumer and commercial deposits	145,337	143,922	143,239	139,234	135,077
Brokered time and foreign deposits	1,034	1,015	1,184	1,333	1,430
Total shareholders’ equity	23,664	23,223	23,260	23,005	22,269
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.13%	1.03%	0.92%	0.83%	1.25%
Return on average common shareholders’ equity	9.30	8.50	7.59	6.91	10.41
Return on average tangible common shareholders' equity [1]	12.84	11.77	10.53	9.62	14.59
Net interest margin [2]	2.94	2.86	2.83	2.96	3.03
Efficiency ratio [2]	61.44	63.92	64.23	69.00	62.03
Tangible efficiency ratio [1,2]	60.99	63.59	63.91	68.44	61.69
Effective tax rate	26	29	31	25	10
Basel III capital ratios at period end (transitional) [3]:
CET1	10.00%	9.93%	9.89%	N/A	N/A
Tier 1 capital	10.85	10.79	10.76	N/A	N/A
Total capital	12.70	12.66	12.69	N/A	N/A
Leverage	9.65	9.56	9.41	N/A	N/A
Basel III fully phased-in CET1 ratio [3]	9.88	9.76	9.74	N/A	N/A
Basel I capital ratios at period end [3]:
Tier 1 common	N/A	N/A	N/A	9.60%	9.63%
Tier 1 capital	N/A	N/A	N/A	10.80	10.54
Total capital	N/A	N/A	N/A	12.51	12.32
Tier 1 leverage	N/A	N/A	N/A	9.64	9.51
Total average shareholders’ equity to total average assets	12.42	12.34	12.24	12.08	12.10
Tangible equity to tangible assets [1]	9.71	9.37	9.34	9.17	8.94

Book value per common share	$43.65	$42.46	$42.21	$41.52	$40.85
Tangible book value per common share [1]	31.75	30.65	30.49	29.82	29.21
Market capitalization	19,659	22,286	21,450	21,978	20,055
Average common shares outstanding:
Diluted	518,677	522,479	526,837	527,959	533,230
Basic	513,010	516,968	521,020	521,775	527,402
Full-time equivalent employees	24,124	24,237	24,466	24,638	25,074
Number of ATMs	2,142	2,162	2,176	2,187	2,192
Full service banking offices	1,406	1,430	1,444	1,445	1,454

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Current period capital ratios are estimated as of the earnings release date. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015 and Basel I capital ratios are N/A in periods ending subsequent to January 1, 2015.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		(Decrease)/Increase		Nine Months Ended		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	September 30				September 30
	2015	2014	Amount	% [2]	2015	2014	Amount	% [2]
Interest income	$1,333	$1,353	($20)	(1)%	$3,902	$4,036	($134)	(3)%
Interest expense	122	138	(16)	(12)	384	407	(23)	(6)
NET INTEREST INCOME	1,211	1,215	(4)	—	3,518	3,629	(111)	(3)
Provision for credit losses	32	93	(61)	(66)	114	268	(154)	(57)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,179	1,122	57	5	3,404	3,361	43	1
NONINTEREST INCOME
Service charges on deposit accounts	159	169	(10)	(6)	466	483	(17)	(4)
Other charges and fees	97	95	2	2	285	274	11	4
Card fees	83	81	2	2	247	239	8	3
Investment banking income	115	88	27	31	357	296	61	21
Trading income	31	46	(15)	(33)	140	141	(1)	(1)
Trust and investment management income	86	93	(7)	(8)	255	339	(84)	(25)
Retail investment services	77	76	1	1	229	224	5	2
Mortgage production related income	58	45	13	29	217	140	77	55
Mortgage servicing related income	40	44	(4)	(9)	113	143	(30)	(21)
Net securities gains/(losses)	7	(9)	16	NM	21	(11)	32	NM
Other noninterest income	58	52	6	12	173	260	(87)	(33)
Total noninterest income	811	780	31	4	2,503	2,528	(25)	(1)
NONINTEREST EXPENSE
Employee compensation and benefits	725	730	(5)	(1)	2,252	2,293	(41)	(2)
Outside processing and software	200	184	16	9	593	535	58	11
Net occupancy expense	86	84	2	2	255	254	1	—
Equipment expense	41	41	—	—	123	127	(4)	(3)
FDIC premium/regulatory exams	32	29	3	10	104	109	(5)	(5)
Marketing and customer development	42	35	7	20	104	91	13	14
Operating losses	3	29	(26)	(90)	33	268	(235)	(88)
Amortization	9	7	2	29	22	14	8	57
Other noninterest expense	126	120	6	5	386	443	(57)	(13)
Total noninterest expense	1,264	1,259	5	—	3,872	4,134	(262)	(6)
INCOME BEFORE PROVISION FOR INCOME TAXES	726	643	83	13	2,035	1,755	280	16
Provision for income taxes	187	67	120	179	579	364	215	59
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	539	576	(37)	(6)	1,456	1,391	65	5
Net income attributable to noncontrolling interest	2	—	2	NM	7	11	(4)	(36)
NET INCOME	$537	$576	($39)	(7)%	$1,449	$1,380	$69	5%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$519	$563	($44)	(8)%	$1,396	$1,343	$53	4%
Net interest income - FTE [1]	1,247	1,251	(4)	—	3,625	3,734	(109)	(3)
Net income per average common share:
Diluted	1.00	1.06	(0.06)	(6)	2.67	2.51	0.16	6
Basic	1.01	1.07	(0.06)	(6)	2.70	2.54	0.16	6
Cash dividends paid per common share	0.24	0.20	0.04	20	0.68	0.50	0.18	36
Average common shares outstanding:
Diluted	518,677	533,230	(14,553)	(3)	522,634	535,222	(12,588)	(2)
Basic	513,010	527,402	(14,392)	(3)	516,970	529,429	(12,459)	(2)

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S.GAAP measure.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Three Months Ended
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	September 30	June 30	Increase/(Decrease)		March 31	December 31	September 30
	2015	2015	Amount	%	2015	2014	2014
Interest income	$1,333	$1,297	$36	3%	$1,272	$1,349	$1,353
Interest expense	122	130	(8)	(6)	132	138	138
NET INTEREST INCOME	1,211	1,167	44	4	1,140	1,211	1,215
Provision for credit losses	32	26	6	23	55	74	93
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,179	1,141	38	3	1,085	1,137	1,122
NONINTEREST INCOME
Service charges on deposit accounts	159	156	3	2	151	162	169
Other charges and fees	97	99	(2)	(2)	89	94	95
Card fees	83	84	(1)	(1)	80	82	81
Investment banking income	115	145	(30)	(21)	97	109	88
Trading income	31	54	(23)	(43)	55	40	46
Trust and investment management income	86	84	2	2	84	84	93
Retail investment services	77	80	(3)	(4)	72	73	76
Mortgage production related income	58	76	(18)	(24)	83	61	45
Mortgage servicing related income	40	30	10	33	43	53	44
Net securities gains/(losses)	7	14	(7)	(50)	—	(5)	(9)
Other noninterest income	58	52	6	12	63	42	52
Total noninterest income	811	874	(63)	(7)	817	795	780
NONINTEREST EXPENSE
Employee compensation and benefits	725	756	(31)	(4)	771	670	730
Outside processing and software	200	204	(4)	(2)	189	206	184
Net occupancy expense	86	85	1	1	84	86	84
Equipment expense	41	42	(1)	(2)	40	42	41
FDIC premium/regulatory exams	32	35	(3)	(9)	37	32	29
Marketing and customer development	42	34	8	24	27	43	35
Operating losses	3	16	(13)	(81)	14	174	29
Amortization	9	7	2	29	7	11	7
Other noninterest expense	126	149	(23)	(15)	111	146	120
Total noninterest expense	1,264	1,328	(64)	(5)	1,280	1,410	1,259
INCOME BEFORE PROVISION FOR INCOME TAXES	726	687	39	6	622	522	643
Provision for income taxes	187	202	(15)	(7)	191	128	67
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	539	485	54	11	431	394	576
Net income attributable to noncontrolling interest	2	2	—	—	2	—	—
NET INCOME	$537	$483	$54	11%	$429	$394	$576
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$519	$467	$52	11%	$411	$378	$563
Net interest income - FTE [1]	1,247	1,203	44	4	1,175	1,248	1,251
Net income per average common share:
Diluted	1.00	0.89	0.11	12	0.78	0.72	1.06
Basic	1.01	0.90	0.11	12	0.79	0.72	1.07
Cash dividends paid per common share	0.24	0.24	—	—	0.20	0.20	0.20
Average common shares outstanding:
Diluted	518,677	522,479	(3,802)	(1)	526,837	527,959	533,230
Basic	513,010	516,968	(3,958)	(1)	521,020	521,775	527,402

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S. GAAP measure.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September 30		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2014	Amount	%
ASSETS
Cash and due from banks	$3,788	$7,178	($3,390)	(47)%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,105	1,125	(20)	(2)
Interest-bearing deposits in other banks	23	22	1	5
Trading assets and derivative instruments	6,537	5,782	755	13
Securities available for sale	27,270	26,162	1,108	4
Loans held for sale ("LHFS")	2,032	1,739	293	17
Loans held for investment:
Commercial and industrial ("C&I")	65,371	63,140	2,231	4
Commercial real estate ("CRE")	6,168	6,704	(536)	(8)
Commercial construction	1,763	1,250	513	41
Residential mortgages - guaranteed	627	651	(24)	(4)
Residential mortgages - nonguaranteed	24,351	23,718	633	3
Residential home equity products	13,416	14,389	(973)	(7)
Residential construction	394	464	(70)	(15)
Consumer student - guaranteed	4,588	5,314	(726)	(14)
Consumer other direct	5,771	4,110	1,661	40
Consumer indirect	10,119	11,594	(1,475)	(13)
Consumer credit cards	992	817	175	21
Total loans held for investment	133,560	132,151	1,409	1
Allowance for loan and lease losses ("ALLL")	(1,786)	(1,968)	(182)	(9)
Net loans held for investment	131,774	130,183	1,591	1
Goodwill	6,337	6,337	—	—
Other intangible assets	1,282	1,320	(38)	(3)
Other real estate owned ("OREO")	62	112	(50)	(45)
Other assets	6,826	6,858	(32)	—
Total assets [1]	$187,036	$186,818	$218	—%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$41,487	$42,542	($1,055)	(2)%
Interest-bearing consumer and commercial deposits:
NOW accounts	36,164	28,414	7,750	27
Money market accounts	51,628	46,892	4,736	10
Savings	6,133	6,046	87	1
Consumer time	6,205	7,068	(863)	(12)
Other time	3,720	4,115	(395)	(10)
Total consumer and commercial deposits	145,337	135,077	10,260	8
Brokered time deposits	884	1,180	(296)	(25)
Foreign deposits	150	250	(100)	(40)
Total deposits	146,371	136,507	9,864	7
Funds purchased	1,329	1,000	329	33
Securities sold under agreements to repurchase	1,536	2,089	(553)	(26)
Other short-term borrowings	1,077	7,283	(6,206)	(85)
Long-term debt	8,444	12,942	(4,498)	(35)
Trading liabilities and derivative instruments	1,330	1,231	99	8
Other liabilities	3,285	3,497	(212)	(6)
Total liabilities	163,372	164,549	(1,177)	(1)
SHAREHOLDERS' EQUITY
Preferred stock, no par value	1,225	725	500	69
Common stock, $1.00 par value	550	550	—	—
Additional paid-in capital	9,087	9,090	(3)	—
Retained earnings	14,341	13,020	1,321	10
Treasury stock, at cost, and other	(1,451)	(939)	512	55
Accumulated other comprehensive loss	(88)	(177)	(89)	(50)
Total shareholders' equity	23,664	22,269	1,395	6
Total liabilities and shareholders' equity	$187,036	$186,818	$218	—%

Common shares outstanding	514,106	527,358	(13,252)	(3)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	12	7	5	71
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	35,815	22,563	13,252	59
1 Includes earning assets of $168,555 and $165,434 at September 30, 2015 and 2014, respectively.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30	June 30	(Decrease)/Increase		March 31	December 31	September 30
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2015	Amount	%	2015	2014	2014
ASSETS
Cash and due from banks	$3,788	$5,915	($2,127)	(36)%	$6,483	$7,047	$7,178
Federal funds sold and securities borrowed or purchased under agreements to resell	1,105	1,350	(245)	(18)	1,233	1,160	1,125
Interest-bearing deposits in other banks	23	23	—	—	22	22	22
Trading assets and derivative instruments	6,537	6,438	99	2	6,595	6,202	5,782
Securities available for sale	27,270	27,113	157	1	26,761	26,770	26,162
LHFS	2,032	2,457	(425)	(17)	3,404	3,232	1,739
Loans held for investment:
C&I	65,371	65,713	(342)	(1)	65,574	65,440	63,140
CRE	6,168	6,058	110	2	6,389	6,741	6,704
Commercial construction	1,763	1,530	233	15	1,484	1,211	1,250
Residential mortgages - guaranteed	627	625	2	—	655	632	651
Residential mortgages - nonguaranteed	24,351	24,038	313	1	23,419	23,443	23,718
Residential home equity products	13,416	13,672	(256)	(2)	13,954	14,264	14,389
Residential construction	394	401	(7)	(2)	417	436	464
Consumer student - guaranteed	4,588	4,401	187	4	4,337	4,827	5,314
Consumer other direct	5,771	5,329	442	8	4,937	4,573	4,110
Consumer indirect	10,119	9,834	285	3	10,336	10,644	11,594
Consumer credit cards	992	937	55	6	878	901	817
Total loans held for investment	133,560	132,538	1,022	1	132,380	133,112	132,151
ALLL	(1,786)	(1,834)	(48)	(3)	(1,893)	(1,937)	(1,968)
Net loans held for investment	131,774	130,704	1,070	1	130,487	131,175	130,183
Goodwill	6,337	6,337	—	—	6,337	6,337	6,337
Other intangible assets	1,282	1,416	(134)	(9)	1,193	1,219	1,320
OREO	62	72	(10)	(14)	79	99	112
Other assets	6,826	7,033	(207)	(3)	7,287	7,065	6,858
Total assets [1]	$187,036	$188,858	($1,822)	(1)%	$189,881	$190,328	$186,818
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$41,487	$42,773	($1,286)	(3)%	$42,376	$41,096	$42,542
Interest-bearing consumer and commercial deposits:
NOW accounts	36,164	35,125	1,039	3	34,574	33,326	28,414
Money market accounts	51,628	49,586	2,042	4	49,430	48,013	46,892
Savings	6,133	6,263	(130)	(2)	6,304	5,925	6,046
Consumer time	6,205	6,398	(193)	(3)	6,670	6,881	7,068
Other time	3,720	3,777	(57)	(2)	3,885	3,993	4,115
Total consumer and commercial deposits	145,337	143,922	1,415	1	143,239	139,234	135,077
Brokered time deposits	884	865	19	2	884	958	1,180
Foreign deposits	150	150	—	—	300	375	250
Total deposits	146,371	144,937	1,434	1	144,423	140,567	136,507
Funds purchased	1,329	1,011	318	31	1,299	1,276	1,000
Securities sold under agreements to repurchase	1,536	1,858	(322)	(17)	1,845	2,276	2,089
Other short-term borrowings	1,077	3,248	(2,171)	(67)	1,438	5,634	7,283
Long-term debt	8,444	10,109	(1,665)	(16)	13,012	13,022	12,942
Trading liabilities and derivative instruments	1,330	1,308	22	2	1,459	1,227	1,231
Other liabilities	3,285	3,164	121	4	3,145	3,321	3,497
Total liabilities	163,372	165,635	(2,263)	(1)	166,621	167,323	164,549
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	1,225	1,225	—	—	1,225	1,225	725
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid-in capital	9,087	9,080	7	—	9,074	9,089	9,090
Retained earnings	14,341	13,944	397	3	13,600	13,295	13,020
Treasury stock, at cost, and other	(1,451)	(1,282)	169	13	(1,124)	(1,032)	(939)
Accumulated other comprehensive loss	(88)	(294)	(206)	(70)	(65)	(122)	(177)
Total shareholders’ equity	23,664	23,223	441	(2)	23,260	23,005	22,269
Total liabilities and shareholders’ equity	$187,036	$188,858	($1,822)	(1)%	$189,881	$190,328	$186,818

Common shares outstanding	514,106	518,045	(3,939)	(1)%	522,031	524,540	527,358
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	12	12	—	—	12	12	7
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	35,815	31,876	3,939	12	27,890	25,381	22,563
1 Includes earning assets of $168,555, $168,499, $168,269, $168,678, and $165,434 at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID
	Three Months Ended						(Decrease)/Increase From
	September 30, 2015			June 30, 2015			Sequential Quarter		Prior Year Quarter
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
Commercial and industrial ("C&I") - FTE [2]	$65,269	$534	3.25%	$65,743	$525	3.20%	($474)	0.05	$3,569	(0.28)
Commercial real estate ("CRE")	6,024	43	2.85	6,146	43	2.81	(122)	0.04	(362)	(0.01)
Commercial construction	1,609	13	3.12	1,519	12	3.18	90	(0.06)	447	(0.09)
Residential mortgages - guaranteed	630	5	3.14	631	6	3.85	(1)	(0.71)	(5)	(0.50)
Residential mortgages - nonguaranteed	24,109	232	3.85	23,479	226	3.86	630	(0.01)	387	(0.14)
Residential home equity products	13,381	126	3.72	13,657	125	3.68	(276)	0.04	(879)	0.14
Residential construction	379	5	4.68	382	5	4.83	(3)	(0.15)	(66)	(0.59)
Consumer student - guaranteed	4,494	43	3.83	4,345	41	3.74	149	0.09	(866)	0.17
Consumer other direct	5,550	61	4.33	5,140	55	4.27	410	0.06	1,674	0.13
Consumer indirect	9,968	83	3.29	10,284	82	3.20	(316)	0.09	(1,588)	0.14
Consumer credit cards	965	24	10.14	904	22	9.85	61	0.29	177	0.40
Nonaccrual	459	5	4.49	599	8	5.33	(140)	(0.84)	(398)	2.33
Total loans held for investment - FTE [2]	132,837	1,174	3.51	132,829	1,150	3.47	8	0.04	2,090	(0.09)
Securities available for sale:
Taxable	26,621	151	2.27	26,175	135	2.06	446	0.21	2,426	(0.22)
Tax-exempt - FTE [2]	170	3	5.21	180	2	5.18	(10)	0.03	(65)	(0.03)
Total securities available for sale - FTE [2]	26,791	154	2.29	26,355	137	2.09	436	0.20	2,361	(0.23)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,100	—	0.03	1,220	—	—	(120)	0.03	64	0.03
Loans held for sale ("LHFS") - FTE [2]	2,288	20	3.60	2,757	24	3.49	(469)	0.11	(1,079)	0.07
Interest-bearing deposits	22	—	0.14	23	—	0.13	(1)	0.01	(31)	0.09
Interest earning trading assets	5,296	21	1.57	5,277	22	1.67	19	(0.10)	1,241	(0.28)
Total earning assets - FTE [2]	168,334	1,369	3.23	168,461	1,333	3.17	(127)	0.06	4,646	(0.14)
Allowance for loan and lease losses ("ALLL")	(1,804)			(1,864)			60		184
Cash and due from banks	5,729			5,209			520		156
Other assets	14,522			14,649			(127)		(91)
Noninterest earning trading assets and derivative instruments	1,165			1,265			(100)		(50)
Unrealized gains on securities available for sale, net	395			590			(195)		63
Total assets	$188,341			$188,310			$31		$4,908
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$35,784	$8	0.09%	$34,356	$8	0.09%	$1,428	—	$7,560	0.02
Money market accounts	51,064	21	0.16	49,527	21	0.17	1,537	(0.01)	5,502	0.01
Savings	6,203	—	0.03	6,281	—	0.03	(78)	—	105	—
Consumer time	6,286	12	0.75	6,545	13	0.77	(259)	(0.02)	(900)	—
Other time	3,738	10	1.01	3,839	10	1.03	(101)	(0.02)	(444)	0.02
Total interest-bearing consumer and commercial deposits	103,075	51	0.20	100,548	52	0.21	2,527	(0.01)	11,823	—
Brokered time deposits	870	3	1.38	875	3	1.39	(5)	(0.01)	(522)	(0.53)
Foreign deposits	140	—	0.13	243	—	0.12	(103)	0.01	(92)	0.02
Total interest-bearing deposits	104,085	54	0.21	101,666	55	0.22	2,419	(0.01)	11,209	(0.02)
Funds purchased	672	—	0.10	710	—	0.10	(38)	—	(265)	—
Securities sold under agreements to repurchase	1,765	1	0.22	1,827	1	0.20	(62)	0.02	(412)	0.09
Interest-bearing trading liabilities	840	6	2.55	925	6	2.44	(85)	0.11	62	(0.17)
Other short-term borrowings	2,172	1	0.16	1,582	1	0.14	590	0.02	(4,387)	(0.07)
Long-term debt	9,680	60	2.47	12,410	67	2.18	(2,730)	0.29	(3,384)	0.23
Total interest-bearing liabilities	119,214	122	0.41	119,120	130	0.44	94	(0.03)	2,823	(0.06)
Noninterest-bearing deposits	42,151			42,303			(152)		1,208
Other liabilities	3,198			3,235			(37)		(422)
Noninterest-bearing trading liabilities and derivative instruments	394			413			(19)		106
Shareholders’ equity	23,384			23,239			145		1,193
Total liabilities and shareholders’ equity	$188,341			$188,310			$31		$4,908
Interest Rate Spread			2.82%			2.73%		0.09		(0.08)
Net Interest Income - FTE [2]		$1,247			$1,203
Net Interest Margin [3]			2.94%			2.86%		0.08		(0.09)

1 Interest income includes loan fees of $50 million and $48 million for the three months ended September 30, 2015 and June 30, 2015, respectively.
2 Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Three Months Ended
	March 31, 2015			December 31, 2014			September 30, 2014
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I - FTE [2]	$65,725	$511	3.15%	$64,523	$554	3.41%	$61,700	$548	3.53%
CRE	6,475	44	2.77	6,535	47	2.83	6,386	46	2.86
Commercial construction	1,342	10	3.17	1,245	10	3.23	1,162	9	3.21
Residential mortgages - guaranteed	638	6	3.58	624	6	4.08	635	6	3.64
Residential mortgages - nonguaranteed	23,104	222	3.84	23,266	227	3.91	23,722	236	3.99
Residential home equity products	13,953	125	3.63	14,151	126	3.54	14,260	129	3.58
Residential construction	398	5	5.21	424	5	4.57	445	6	5.27
Consumer student - guaranteed	4,755	43	3.70	5,158	47	3.65	5,360	49	3.66
Consumer other direct	4,747	50	4.24	4,345	46	4.20	3,876	41	4.20
Consumer indirect	10,708	83	3.13	11,588	93	3.19	11,556	92	3.15
Consumer credit cards	880	22	9.84	850	21	9.66	788	19	9.74
Nonaccrual	613	4	2.90	729	7	3.60	857	5	2.16
Total loans held for investment - FTE [2]	133,338	1,125	3.42	133,438	1,189	3.54	130,747	1,186	3.60
Securities available for sale:
Taxable	25,676	139	2.17	25,659	155	2.41	24,195	151	2.49
Tax-exempt - FTE [2]	192	2	5.19	219	3	5.26	235	3	5.24
Total securities available for sale - FTE [2]	25,868	141	2.18	25,878	158	2.44	24,430	154	2.52
Federal funds sold and securities borrowed or purchased under agreements to resell	1,141	—	—	1,205	—	—	1,036	—	—
LHFS - FTE [2]	2,630	22	3.33	1,826	17	3.70	3,367	30	3.53
Interest-bearing deposits	23	—	0.12	22	—	0.04	53	—	0.05
Interest earning trading assets	5,179	19	1.49	4,858	22	1.78	4,055	19	1.85
Total earning assets - FTE [2]	168,179	1,307	3.15	167,227	1,386	3.29	163,688	1,389	3.37
ALLL	(1,910)			(1,931)			(1,988)
Cash and due from banks	6,567			6,661			5,573
Other assets	14,417			14,574			14,613
Noninterest earning trading assets and derivative instruments	1,402			1,357			1,215
Unrealized gains on securities available for sale, net	610			453			332
Total assets	$189,265			$188,341			$183,433
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$33,159	$7	0.09%	$30,367	$6	0.08%	$28,224	$5	0.07%
Money market accounts	49,193	21	0.18	47,910	20	0.16	45,562	17	0.15
Savings	6,082	1	0.04	5,987	1	0.03	6,098	1	0.03
Consumer time	6,793	13	0.77	6,970	13	0.76	7,186	14	0.75
Other time	3,957	10	1.00	4,067	10	0.99	4,182	10	0.99
Total interest-bearing consumer and commercial deposits	99,184	52	0.21	95,301	50	0.21	91,252	47	0.20
Brokered time deposits	916	4	1.50	1,055	5	1.66	1,392	7	1.91
Foreign deposits	334	—	0.13	344	—	0.12	232	—	0.11
Total interest-bearing deposits	100,434	56	0.22	96,700	55	0.22	92,876	54	0.23
Funds purchased	1,040	—	0.10	973	—	0.11	937	—	0.10
Securities sold under agreements to repurchase	1,922	1	0.19	2,279	1	0.19	2,177	1	0.13
Interest-bearing trading liabilities	882	5	2.37	961	6	2.38	778	5	2.72
Other short-term borrowings	3,698	2	0.19	6,581	3	0.20	6,559	4	0.23
Long-term debt	13,018	68	2.13	12,967	73	2.23	13,064	74	2.24
Total interest-bearing liabilities	120,994	132	0.44	120,461	138	0.45	116,391	138	0.47
Noninterest-bearing deposits	41,292			41,591			40,943
Other liabilities	3,279			3,143			3,620
Noninterest-bearing trading liabilities and derivative instruments	528			392			288
Shareholders’ equity	23,172			22,754			22,191
Total liabilities and shareholders’ equity	$189,265			$188,341			$183,433
Interest Rate Spread			2.71%			2.84%			2.90%
Net Interest Income - FTE [2]		$1,175			$1,248			$1,251
Net Interest Margin [3]			2.83%			2.96%			3.03%

[1]	Interest income includes loan fees of $44 million, $56 million, and $48 million for the three months ended March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

[2]
Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[3]	Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Nine Months Ended
	September 30, 2015			September 30, 2014			Increase/(Decrease)
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I - FTE [2]	$65,577	$1,570	3.20%	$60,055	$1,630	3.63%	$5,522	(0.43)
CRE	6,213	131	2.81	6,021	131	2.90	192	(0.09)
Commercial construction	1,491	35	3.15	1,022	25	3.31	469	(0.16)
Residential mortgages - guaranteed	633	17	3.52	2,316	63	3.63	(1,683)	(0.11)
Residential mortgages - nonguaranteed	23,568	680	3.85	23,834	717	4.01	(266)	(0.16)
Residential home equity products	13,662	376	3.68	14,389	386	3.58	(727)	0.10
Residential construction	387	14	4.91	468	16	4.66	(81)	0.25
Consumer student - guaranteed	4,530	127	3.76	5,448	149	3.67	(918)	0.09
Consumer other direct	5,149	165	4.28	3,396	107	4.22	1,753	0.06
Consumer indirect	10,317	248	3.20	11,415	273	3.19	(1,098)	0.01
Consumer credit cards	917	68	9.95	746	54	9.64	171	0.31
Nonaccrual	556	18	4.21	900	16	2.31	(344)	1.90
Total loans held for investment - FTE [2]	133,000	3,449	3.47	130,010	3,567	3.67	2,990	(0.20)
Securities available for sale:
Taxable	26,161	425	2.17	23,145	448	2.58	3,016	(0.41)
Tax-exempt - FTE [2]	180	7	5.19	254	10	5.26	(74)	(0.07)
Total securities available for sale - FTE [2]	26,341	432	2.19	23,399	458	2.61	2,942	(0.42)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,153	—	—	1,021	—	—	132	—
LHFS - FTE [2]	2,557	67	3.47	2,172	61	3.77	385	(0.30)
Interest-bearing deposits	23	—	0.13	33	—	0.10	(10)	0.03
Interest earning trading assets	5,251	61	1.58	3,856	55	1.90	1,395	(0.32)
Total earning assets - FTE [2]	168,325	4,009	3.18	160,491	4,141	3.45	7,834	(0.27)
ALLL	(1,859)			(2,016)			157
Cash and due from banks	5,832			5,474			358
Other assets	14,530			14,706			(176)
Noninterest earning trading assets and derivative instruments	1,276			1,221			55
Unrealized gains on securities available for sale, net	531			222			309
Total assets	$188,635			$180,098			$8,537
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$34,443	$23	0.09%	$28,378	$16	0.07%	$6,065	0.02
Money market accounts	49,935	64	0.17	43,771	45	0.14	6,164	0.03
Savings	6,189	2	0.03	6,105	2	0.04	84	(0.01)
Consumer time	6,539	37	0.76	7,731	53	0.92	(1,192)	(0.16)
Other time	3,844	29	1.01	4,370	35	1.08	(526)	(0.07)
Total interest-bearing consumer and commercial deposits	100,950	155	0.20	90,355	151	0.22	10,595	(0.02)
Brokered time deposits	887	10	1.43	1,762	29	2.16	(875)	(0.73)
Foreign deposits	238	—	0.13	79	—	0.11	159	0.02
Total interest-bearing deposits	102,075	165	0.22	92,196	180	0.26	9,879	(0.04)
Funds purchased	806	1	0.10	917	—	0.09	(111)	0.01
Securities sold under agreements to repurchase	1,837	3	0.20	2,176	2	0.12	(339)	0.08
Interest-bearing trading liabilities	882	16	2.45	753	16	2.76	129	(0.31)
Other short-term borrowings	2,479	3	0.17	5,984	11	0.24	(3,505)	(0.07)
Long-term debt	11,690	196	2.24	12,155	198	2.17	(465)	0.07
Total interest-bearing liabilities	119,769	384	0.43	114,181	407	0.48	5,588	(0.05)
Noninterest-bearing deposits	41,919			40,014			1,905
Other liabilities	3,237			3,584			(347)
Noninterest-bearing trading liabilities and derivative instruments	444			347			97
Shareholders’ equity	23,266			21,972			1,294
Total liabilities and shareholders’ equity	$188,635			$180,098			$8,537
Interest Rate Spread			2.75%			2.97%		(0.22)
Net Interest Income - FTE [2]		$3,625			$3,734
Net Interest Margin [3]			2.88%			3.11%		(0.23)

1 Interest income includes loan fees of $142 million and $141 million for the nine months ended September 30, 2015 and 2014, respectively.
2 Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA
	Three Months Ended				Nine Months Ended
	September 30		(Decrease)/Increase		September 30		(Decrease)/Increase
(Dollars in millions) (Unaudited)	2015	2014	Amount	% [4]	2015	2014	Amount	% [4]
CREDIT DATA
Allowance for credit losses - beginning	$1,886	$2,046	($160)	(8)%	$1,991	$2,094	($103)	(5)%
Provision/(benefit) for unfunded commitments	9	—	9	NM	7	(7)	14	NM
Provision/(benefit) for loan losses:
Commercial	33	25	8	32	74	82	(8)	(10)
Residential	(39)	34	(73)	NM	(30)	114	(144)	NM
Consumer	29	34	(5)	(15)	63	79	(16)	(20)
Total provision for loan losses	23	93	(70)	(75)	107	275	(168)	(61)
Charge-offs:
Commercial	(23)	(26)	(3)	(12)	(82)	(97)	(15)	(15)
Residential	(47)	(104)	(57)	(55)	(177)	(279)	(102)	(37)
Consumer	(32)	(34)	(2)	(6)	(97)	(97)	—	—
Total charge-offs	(102)	(164)	(62)	(38)	(356)	(473)	(117)	(25)
Recoveries:
Commercial	10	14	(4)	(29)	35	40	(5)	(13)
Residential	11	12	(1)	(8)	31	52	(21)	(40)
Consumer	10	10	—	—	32	30	2	7
Total recoveries	31	36	(5)	(14)	98	122	(24)	(20)
Net charge-offs	(71)	(128)	(57)	(45)	(258)	(351)	(93)	(26)
Allowance for credit losses - ending	$1,847	$2,011	($164)	(8)%	$1,847	$2,011	($164)	(8)%
Components:
Allowance for loan and lease losses ("ALLL")					$1,786	$1,968	($182)	(9)%
Unfunded commitments reserve					61	43	18	42
Allowance for credit losses					$1,847	$2,011	($164)	(8)%
Net charge-offs to average loans held for investment (annualized):
Commercial	0.07%	0.07%	—	—%	0.09%	0.11%	(0.02)	(18)%
Residential	0.37	0.91	(0.54)	(59)	0.50	0.73	(0.23)	(32)
Consumer	0.42	0.45	(0.03)	(7)	0.42	0.43	(0.01)	(2)
Total net charge-offs to total average loans held for investment	0.21	0.39	(0.18)	(46)	0.26	0.36	(0.10)	(28)
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial					$138	$219	($81)	(37)%
Residential					318	535	(217)	(41)
Consumer					7	8	(1)	(13)
Total nonaccrual/NPLs					463	762	(299)	(39)
Other real estate owned (“OREO”)					62	112	(50)	(45)
Other repossessed assets					7	7	—	—
Nonperforming loans held for sale ("nonperforming LHFS")					—	53	(53)	(100)
Total nonperforming assets ("NPAs")					$532	$934	($402)	(43)%
Accruing restructured loans					$2,571	$2,596	($25)	(1)%
Nonaccruing restructured loans					182	316	(134)	(42)
Accruing loans held for investment past due > 90 days (guaranteed)					873	1,031	(158)	(15)
Accruing loans held for investment past due > 90 days (non-guaranteed)					32	35	(3)	(9)
Accruing LHFS past due > 90 days					1	—	1	NM
NPLs to total loans held for investment					0.35%	0.58%	(0.23)	(40)%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS					0.40	0.71	(0.31)	(44)
ALLL to period-end loans held for investment [1,2]					1.34	1.49	(0.15)	(10)
ALLL to period-end loans held for investment, excluding government guaranteed loans [1,2,3]					1.39	1.56	(0.17)	(11)
ALLL to NPLs [1,2]					3.87x	2.60x	1.27x	49
ALLL to annualized net charge-offs [1]	6.33x	3.88x	2.45x	63	5.18x	4.19x	0.99x	24

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA
	Three Months Ended				Three Months Ended
	September 30	June 30	(Decrease)/Increase		March 31	December 31	September 30
(Dollars in millions) (Unaudited)	2015	2015	Amount	% [4]	2015	2014	2014
CREDIT DATA
Allowance for credit losses - beginning	$1,886	$1,947	($61)	(3)%	$1,991	$2,011	$2,046
Provision/(benefit) for unfunded commitments	9	(2)	11	NM	—	11	—
Provision/(benefit) for loan losses:
Commercial	33	33	—	—	7	29	25
Residential	(39)	(16)	(23)	NM	25	12	34
Consumer	29	11	18	NM	23	22	34
Total provision for loan losses	23	28	(5)	(18)	55	63	93
Charge-offs:
Commercial	(23)	(31)	(8)	(26)	(28)	(31)	(26)
Residential	(47)	(61)	(14)	(23)	(68)	(65)	(104)
Consumer	(32)	(31)	1	3	(34)	(38)	(34)
Total charge-offs	(102)	(123)	(21)	(17)	(130)	(134)	(164)
Recoveries:
Commercial	10	15	(5)	(33)	11	17	14
Residential	11	10	1	10	9	13	12
Consumer	10	11	(1)	(9)	11	10	10
Total recoveries	31	36	(5)	(14)	31	40	36
Net charge-offs	(71)	(87)	(16)	(18)	(99)	(94)	(128)
Allowance for credit losses - ending	$1,847	$1,886	($39)	(2)%	$1,947	$1,991	$2,011
Components:
ALLL	$1,786	$1,834	($48)	(3)%	$1,893	$1,937	$1,968
Unfunded commitments reserve	61	52	9	17	54	54	43
Allowance for credit losses	$1,847	$1,886	($39)	(2)%	$1,947	$1,991	$2,011
Net charge-offs to average loans held for investment (annualized):
Commercial	0.07%	0.09%	(0.02)	(22)%	0.09%	0.08%	0.07%
Residential	0.37	0.53	(0.16)	(30)	0.62	0.53	0.91
Consumer	0.42	0.38	0.04	11	0.46	0.49	0.45
Total net charge-offs to total average loans held for investment	0.21	0.26	(0.05)	(19)	0.30	0.28	0.39
Period Ended
Nonaccrual/NPLs:
Commercial	$138	$158	($20)	(13)%	$165	$173	$219
Residential	318	318	—	—	442	455	535
Consumer	7	5	2	40	5	6	8
Total nonaccrual/NPLs	463	481	(18)	(4)	612	634	762
OREO	62	72	(10)	(14)	79	99	112
Other repossessed assets	7	6	1	17	5	9	7
Nonperforming LHFS	—	98	(98)	(100)	—	38	53
Total NPAs	$532	$657	($125)	(19)%	$696	$780	$934
Accruing restructured loans	$2,571	$2,576	($5)	—%	$2,589	$2,592	$2,596
Nonaccruing restructured loans	182	185	(3)	(2)	255	273	316
Accruing loans held for investment past due > 90 days (guaranteed)	873	871	2	—	937	1,022	1,031
Accruing loans held for investment past due > 90 days (non-guaranteed)	32	39	(7)	(18)	43	35	35
Accruing LHFS past due > 90 days	1	1	—	—	12	1	—
NPLs to total loans held for investment	0.35%	0.36%	(0.01)	(3)%	0.46%	0.48%	0.58%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS	0.40	0.49	(0.09)	(18)	0.53	0.59	0.71
ALLL to period-end loans held for investment [1,2]	1.34	1.39	(0.05)	(4)	1.43	1.46	1.49
ALLL to period-end loans held for investment, excluding government guaranteed loans [1,2,3]	1.39	1.44	(0.05)	(3)	1.49	1.52	1.56
ALLL to NPLs [1,2]	3.87x	3.82x	0.05x	1	3.10x	3.07x	2.60x
ALLL to annualized net charge-offs [1]	6.33x	5.23x	1.10x	21	4.69x	5.19x	3.88x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued
	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions) (Unaudited)	MSRs - Fair Value	Other	Total	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$1,259	$18	$1,277	$1,300	$34	$1,334
Amortization	—	(3)	(3)	—	(10)	(10)
Servicing rights originated	68	—	68	137	—	137
Servicing rights purchased	33	—	33	109	—	109
Fair value changes due to inputs and assumptions [1]	(9)	—	(9)	(117)	—	(117)
Other changes in fair value [2]	(45)	—	(45)	(123)	—	(123)
Servicing rights sold	(1)	—	(1)	(1)	—	(1)
Sale of asset management subsidiary	—	—	—	—	(9)	(9)
Balance, September 30, 2014	$1,305	$15	$1,320	$1,305	$15	$1,320

Balance, beginning of period	$1,393	$23	$1,416	$1,206	$13	$1,219
Amortization	—	(3)	(3)	—	(6)	(6)
Servicing rights originated	68	—	68	185	13	198
Servicing rights purchased	—	—	—	109	—	109
Fair value changes due to inputs and assumptions [1]	(146)	—	(146)	(74)	—	(74)
Other changes in fair value [2]	(52)	—	(52)	(161)	—	(161)
Servicing rights sold	(1)	—	(1)	(3)	—	(3)
Balance, September 30, 2015	$1,262	$20	$1,282	$1,262	$20	$1,282
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	September 30	June 30	March 31	December 31	September 30
(Shares in thousands) (Unaudited)	2015	2015	2015	2014	2014
COMMON SHARE ROLLFORWARD
Balance, beginning of period	518,045	522,031	524,540	527,358	532,800
Common shares issued for employee benefit plans	85	227	364	106	39
Repurchase of common stock	(4,024)	(4,213)	(2,873)	(2,924)	(5,481)
Balance, end of period	514,106	518,045	522,031	524,540	527,358

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-U.S. GAAP MEASURES - APPENDIX A TO THE EARNINGS RELEASE [1]
	Three Months Ended					Nine Months Ended
	September 30	June 30	March 31	December 31	September 30	September 30
(Dollars in millions) (Unaudited)	2015	2015	2015	2014	2014	2015	2014
Net interest income	$1,211	$1,167	$1,140	$1,211	$1,215	$3,518	$3,629
Taxable-equivalent adjustment	36	36	35	37	36	107	105
Net interest income - FTE	1,247	1,203	1,175	1,248	1,251	3,625	3,734
Noninterest income	811	874	817	795	780	2,503	2,528
Total revenue - FTE	2,058	2,077	1,992	2,043	2,031	6,128	6,262
Gain on sale of asset management subsidiary	—	—	—	—	—	—	(105)
Total revenue - FTE, excluding gain on sale of asset management subsidiary [2]	$2,058	$2,077	$1,992	$2,043	$2,031	$6,128	$6,157
Noninterest income	$811	$874	$817	$795	$780	$2,503	$2,528
Gain on sale of asset management subsidiary	—	—	—	—	—	—	(105)
Noninterest income, excluding gain on sale of asset management subsidiary [2]	$811	$874	$817	$795	$780	$2,503	$2,423
Return on average common shareholders’ equity	9.30%	8.50%	7.59%	6.91%	10.41%	8.47%	8.45%
Effect of removing average intangible assets, excluding MSRs	3.54	3.27	2.94	2.71	4.18	3.26	3.47
Return on average tangible common shareholders' equity [3]	12.84%	11.77%	10.53%	9.62%	14.59%	11.73%	11.92%
Efficiency ratio [4]	61.44%	63.92%	64.23%	69.00%	62.03%	63.19%	66.01%
Impact of excluding amortization of intangible assets	(0.45)	(0.33)	(0.32)	(0.56)	(0.34)	(0.37)	(0.22)
Tangible efficiency ratio [5]	60.99	63.59	63.91	68.44	61.69	62.82	65.79
Impact of Form 8-K and other legacy mortgage-related items	—	—	—	(7.10)	—	—	(1.79)
Adjusted tangible efficiency ratio [5,6]	60.99%	63.59%	63.91%	61.34%	61.69%	62.82%	64.00%

	September 30	June 30	March 31	December 31	September 30
(Dollars in millions, except per share data) (Unaudited)	2015	2015	2015	2014	2014
Total shareholders' equity	$23,664	$23,223	$23,260	$23,005	$22,269
Goodwill, net of deferred taxes of $237 million, $234 million, $231 million, $214 million, and $210 million, respectively	(6,100)	(6,103)	(6,106)	(6,123)	(6,127)
Other intangible assets (including other servicing rights), net of deferred taxes of $4 million, $4 million, $0, $0, and $0, respectively, and MSRs	(1,279)	(1,412)	(1,193)	(1,219)	(1,320)
MSRs	1,262	1,393	1,181	1,206	1,305
Tangible equity	17,547	17,101	17,142	16,869	16,127
Preferred stock	(1,225)	(1,225)	(1,225)	(1,225)	(725)
Tangible common equity	$16,322	$15,876	$15,917	$15,644	$15,402
Total assets	$187,036	$188,858	$189,881	$190,328	$186,818
Goodwill	(6,337)	(6,337)	(6,337)	(6,337)	(6,337)
Other intangible assets (including MSRs and other servicing rights)	(1,282)	(1,416)	(1,193)	(1,219)	(1,320)
MSRs	1,262	1,393	1,181	1,206	1,305
Tangible assets	$180,679	$182,498	$183,532	$183,978	$180,466
Tangible equity to tangible assets [7]	9.71%	9.37%	9.34%	9.17%	8.94%
Tangible book value per common share [8]	$31.75	$30.65	$30.49	$29.82	$29.21
Total loans held for investment	$133,560	$132,538	$132,380	$133,112	$132,151
Government guaranteed loans held for investment	(5,215)	(5,026)	(4,992)	(5,459)	(5,965)
Fair value loans held for investment	(262)	(263)	(268)	(272)	(284)
Total loans held for investment, excluding government guaranteed and fair value loans	$128,083	$127,249	$127,120	$127,381	$125,902
ALLL to total loans held for investment, excluding government guaranteed and fair value loans [9]	1.39%	1.44%	1.49%	1.52%	1.56%

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-U.S. GAAP MEASURES - APPENDIX A TO THE EARNINGS RELEASE, continued [1]
	Three Months Ended					Nine Months Ended
	September 30	June 30	March 31	December 31	September 30	September 30
(Dollars in millions, except per share data) (Unaudited)	2015	2015	2015	2014	2014	2015	2014
Net income available to common shareholders	$519	$467	$411	$378	$563	$1,396	$1,343
Adjusting items:
Operating losses related to settlement of certain legal matters	—	—	—	—	—	—	204
Gain on sale of asset management subsidiary	—	—	—	—	—	—	(105)
Other legacy mortgage-related matters	—	—	—	145	—	—	(25)
Tax benefit related to above items	—	—	—	(57)	—	—	(25)
Tax benefit related to completion of tax authority exam	—	—	—	—	(130)	—	(130)
Total adjusting items	—	—	—	88	(130)	—	(81)
Adjusted net income available to common shareholders [6]	$519	$467	$411	$466	$433	$1,396	$1,262

Net income per average common share, diluted	$1.00	$0.89	$0.78	$0.72	$1.06	$2.67	$2.51
Impact of adjusting items	—	—	—	0.17	(0.25)	—	(0.16)
Adjusted net income per average common share, diluted [6,10]	$1.00	$0.89	$0.78	$0.88	$0.81	$2.67	$2.35

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 SunTrust presents total revenue - FTE excluding gain on sale of asset management subsidiary and noninterest income excluding gain on sale of asset management subsidiary. The Company believes revenue and noninterest income excluding the gain on sale of the asset management subsidiary is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 SunTrust presents return on average tangible common shareholders' equity to exclude intangible assets, except for MSRs. The Company believes this measure is useful to investors because, by removing the effect of intangible assets, except for MSRs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry who present a similar measure. The Company also believes that removing intangible assets, except for MSRs, is a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 SunTrust presents a tangible efficiency ratio, which excludes the amortization of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
6 SunTrust presents adjusted net income available to common shareholders, adjusted net income per average common diluted share, and an adjusted tangible efficiency ratio excluding items previously announced on Form 8-Ks filed with the SEC on January 5, 2015, September 9, 2014, and July 3, 2014, as well as other legacy mortgage-related items. The Company believes this measure is useful to investors because it removes the effect of material items impacting prior periods' results, allowing a more useful view of normalized operations. Removing these items also allows investors to compare the Company's results to other companies in the industry that may not have had similar items impacting their results.
7 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
8 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value of common stock to other companies in the industry.
9 SunTrust presents a ratio of ALLL to total loans held for investment, excluding government guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.
10Amounts may not foot as presented due to rounding.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT
	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions) (Unaudited)	2015	2014	% Change	2015	2014	% Change
Statements of Income:
Net interest income	$688	$666	3%	$2,029	$1,957	4%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	688	666	3	2,029	1,957	4
Provision for credit losses [1]	22	40	(45)	101	135	(25)
Net interest income - FTE - after provision for credit losses	666	626	6	1,928	1,822	6
Noninterest income before net securities gains/(losses)	384	399	(4)	1,136	1,141	—
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	384	399	(4)	1,136	1,141	—
Noninterest expense before amortization	719	717	—	2,163	2,145	1
Amortization	1	3	(67)	4	9	(56)
Total noninterest expense	720	720	—	2,167	2,154	1
Income - FTE - before provision for income taxes	330	305	8	897	809	11
Provision for income taxes	123	112	10	334	297	12
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	207	193	7	563	512	10
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$207	$193	7	$563	$512	10

Total revenue - FTE	$1,072	$1,065	1	$3,165	$3,098	2
Selected Average Balances:
Total loans	$40,206	$41,904	(4)%	$40,556	$41,564	(2)%
Goodwill	4,262	4,262	—	4,262	4,262	—
Other intangible assets excluding MSRs	22	16	38	16	19	(16)
Total assets	45,874	47,586	(4)	46,493	47,244	(2)
Consumer and commercial deposits	91,016	86,194	6	90,935	85,190	7
Performance Ratios:
Efficiency ratio	67.13%	67.65%		68.43%	69.54%
Impact of excluding amortization and associated funding cost of intangible assets	(1.53)	(1.82)		(1.58)	(1.97)
Tangible efficiency ratio	65.60%	65.83%		66.85%	67.57%
Other Information (End of Period):
Managed assets				$42,346	$48,793	(13)%
Non-managed assets				51,774	54,388	(5)
Total assets under administration				94,120	103,181	(9)
Brokerage assets				46,954	46,382	1
Total assets under advisement				$141,074	$149,563	(6)

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING
	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [2]	2015	2014	% Change [2]
Statements of Income:
Net interest income	$447	$419	7%	$1,321	$1,220	8%
FTE adjustment	35	34	3	103	102	1
Net interest income - FTE	482	453	6	1,424	1,322	8
Provision for credit losses [1]	47	9	NM	73	39	87
Net interest income - FTE - after provision for credit losses	435	444	(2)	1,351	1,283	5
Noninterest income before net securities gains/(losses)	293	241	22	949	828	15
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	293	241	22	949	828	15
Noninterest expense before amortization	380	363	5	1,171	1,176	—
Amortization	8	4	100	18	4	NM
Total noninterest expense	388	367	6	1,189	1,180	1
Income - FTE - before provision for income taxes	340	318	7	1,111	931	19
Provision for income taxes	74	60	23	268	194	38
FTE adjustment	35	34	3	103	102	1
Net income including income attributable to noncontrolling interest	231	224	3	740	635	17
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$231	$224	3	$740	$635	17

Total revenue - FTE	$775	$694	12	$2,373	$2,150	10
Selected Average Balances:
Total loans	$67,274	$63,542	6%	$67,547	$61,297	10%
Goodwill	2,075	2,075	—	2,075	2,072	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	80,097	75,156	7	80,777	72,646	11
Consumer and commercial deposits	51,237	43,319	18	49,147	42,899	15
Performance Ratios:
Efficiency ratio	50.03%	52.75%		50.07%	54.88%
Impact of excluding amortization and associated funding cost of intangible assets	(1.69)	(1.45)		(1.46)	(1.11)
Tangible efficiency ratio	48.34%	51.30%		48.61%	53.77%

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING
	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [2]	2015	2014	% Change [2]
Statements of Income:
Net interest income	$123	$148	(17)%	$366	$422	(13)%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	123	148	(17)	366	422	(13)
(Benefit)/provision for credit losses [1]	(38)	44	NM	(61)	94	NM
Net interest income - FTE - after (benefit)/provision for credit losses	161	104	55	427	328	30
Noninterest income before net securities gains/(losses)	109	130	(16)	346	350	(1)
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	109	130	(16)	346	350	(1)
Noninterest expense before amortization	154	166	(7)	511	717	(29)
Amortization	—	—	—	—	—	—
Total noninterest expense	154	166	(7)	511	717	(29)
Income/(loss) - FTE - before provision/(benefit) for income taxes	116	68	71	262	(39)	NM
Provision/(benefit) for income taxes	11	25	(56)	45	(16)	NM
FTE adjustment	—	—	—	—	—	—
Net income/(loss) including income attributable to noncontrolling interest	105	43	NM	217	(23)	NM
Less: net income/(loss) attributable to noncontrolling interest	—	—	—	—	—	—
Net income/(loss)	$105	$43	NM	$217	($23)	NM

Total revenue - FTE	$232	$278	(17)	$712	$772	(8)
Selected Average Balances:
Total loans	$25,299	$25,261	—%	$24,847	$27,106	(8)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	29,280	30,447	(4)	28,595	31,078	(8)
Consumer and commercial deposits	2,918	2,664	10	2,754	2,260	22
Performance Ratios:
Efficiency ratio	66.30%	59.64%		71.71%	92.86%
Impact of excluding amortization and associated funding cost of intangible assets	—	—		—	—
Tangible efficiency ratio	66.30%	59.64%		71.71%	92.86%
Production Data:
Channel mix
Retail	$2,522	$2,047	23%	$8,091	$5,932	36%
Correspondent	3,653	2,481	47	9,685	5,786	67
Total production	$6,175	$4,528	36	$17,776	$11,718	52
Channel mix - percent
Retail	41%	45%		46%	51%
Correspondent	59	55		54	49
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$2,341	$1,593	47	$8,463	$4,315	96
Purchase	3,834	2,935	31	9,313	7,403	26
Total production	$6,175	$4,528	36	$17,776	$11,718	52
Purchase and refinance mix - percent
Refinance	38%	35%		48%	37%
Purchase	62	65		52	63
Total production	100%	100%		100%	100%

Applications	$7,686	$6,420	20	$26,302	$18,169	45
Mortgage Servicing Data (End of Period):
Total loans serviced				149,221	$135,804	10%
Total loans serviced for others				122,012	109,142	12
Net carrying value of MSRs				1,262	1,305	(3)
Ratio of net carrying value of MSRs to total loans serviced for others				1.034%	1.196%
1 (Benefit)/provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the (benefit)/provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER
	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [3]	2015	2014	% Change [3]
Statements of Income:
Net interest (expense)/income [1]	($47)	($18)	NM	($198)	$30	NM
FTE adjustment	1	2	(50)	4	3	33
Net interest (expense)/income - FTE [1]	(46)	(16)	NM	(194)	33	NM
Provision for credit losses [2]	1	—	NM	1	—	NM
Net interest (expense)/income - FTE - after provision for credit losses [1]	(47)	(16)	NM	(195)	33	NM
Noninterest income before net securities gains/(losses)	18	19	(5)	51	220	(77)
Net securities gains/(losses)	7	(9)	NM	21	(11)	NM
Total noninterest income	25	10	NM	72	209	(66)
Noninterest expense before amortization	2	6	(67)	5	82	(94)
Amortization	—	—	—	—	1	(100)
Total noninterest expense	2	6	(67)	5	83	(94)
(Loss)/income - FTE - before benefit for income taxes	(24)	(12)	100	(128)	159	NM
Benefit for income taxes	(21)	(130)	(84)	(68)	(111)	(39)
FTE adjustment	1	2	(50)	4	3	33
Net income/(loss) including income attributable to noncontrolling interest	(4)	116	(103)	(64)	267	NM
Less: net income attributable to noncontrolling interest	2	—	NM	7	11	(36)
Net income/(loss)	($6)	$116	(105)	($71)	$256	NM

Total revenue - FTE	($21)	($6)	NM	($122)	$242	NM

Selected Average Balances:
Total loans	$58	$40	45%	$50	$43	16%
Securities available for sale	26,748	24,354	10	26,292	23,311	13
Goodwill	—	—	—	—	24	(100)
Other intangible assets excluding MSRs	—	—	—	—	6	(100)
Total assets	33,090	30,244	9	32,770	29,130	12
Consumer and commercial deposits	55	18	NM	33	20	65

Other Information (End of Period):
Duration of investment portfolio (in years)				4.6	4.0
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 200 basis point increase in rates over next 12 months				6.1%	7.4%
Instantaneous 100 basis point increase in rates over next 12 months				3.2%	3.9%
Instantaneous 25 basis point decrease in rates over next 12 months				(1.3)%	(1.0)%

[1]	Net interest (expense)/income is driven by matched funds transfer pricing applied for segment reporting and actual net interest income.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitments reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED SEGMENT TOTALS

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [1]	2015	2014	% Change [1]
Statements of Income:
Net interest income	$1,211	$1,215	—%	$3,518	$3,629	(3)%
FTE adjustment	36	36	—	107	105	2
Net interest income - FTE	1,247	1,251	—	3,625	3,734	(3)
Provision for credit losses	32	93	(66)	114	268	(57)
Net interest income - FTE - after provision for credit losses	1,215	1,158	5	3,511	3,466	1
Noninterest income before net securities gains/(losses)	804	789	2	2,482	2,539	(2)
Net securities gains/(losses)	7	(9)	NM	21	(11)	NM
Total noninterest income	811	780	4	2,503	2,528	(1)
Noninterest expense before amortization	1,255	1,252	—	3,850	4,120	(7)
Amortization	9	7	29	22	14	57
Total noninterest expense	1,264	1,259	—	3,872	4,134	(6)
Income - FTE - before provision for income taxes	762	679	12	2,142	1,860	15
Provision for income taxes	187	67	NM	579	364	59
FTE adjustment	36	36	—	107	105	2
Net income including income attributable to noncontrolling interest	539	576	(6)	1,456	1,391	5
Less: net income attributable to noncontrolling interest	2	—	NM	7	11	(36)
Net income	$537	$576	(7)	$1,449	$1,380	5

Total revenue - FTE	$2,058	$2,031	1	$6,128	$6,262	(2)

Selected Average Balances:
Total loans	$132,837	$130,747	2%	$133,000	$130,010	2%
Goodwill	6,337	6,337	—	6,337	6,358	—
Other intangible assets excluding MSRs	22	16	38	16	25	(36)
Total assets	188,341	183,433	3	188,635	180,098	5
Consumer and commercial deposits	145,226	132,195	10	142,869	130,369	10

Performance Ratios:
Efficiency ratio	61.44%	62.03%		63.19%	66.01%
Impact of excluding amortization and associated funding cost of intangible assets	(0.45)	(0.34)		(0.37)	(0.22)
Tangible efficiency ratio	60.99%	61.69%		62.82%	65.79%

Other Information (End of Period):
Managed assets				$42,346	$48,793	(13)%
Non-managed assets				51,774	54,388	(5)
Total assets under administration				94,120	103,181	(9)
Brokerage assets				46,954	46,382	1
Total assets under advisement				$141,074	$149,563	(6)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.